EXHIBIT 1

CUSIP No. 37951D102

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock of Global Eagle Entertainment Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of August 8, 2017.

EMC ACQUISITION HOLDINGS LLC

By:	/s/ Tomer Yosef-Or
Name:	Tomer Yosef-Or
Title:	Authorized Person

EMC HOLDCO 2 B.V.

By:	/s/ Tomer Yosef-Or
Name:	Tomer Yosef-Or
Title:	Director

ABRY PARTNERS VII, L.P.

By:	ABRY VII Capital Partners, L.P.
Its General Partner

By:	ABRY VII Capital Investors, LLC
Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Person

ABRY PARTNERS VII CO-INVESTMENT FUND, L.P.

By:	ABRY Partners VII Co-Investment GP, LLC
Its General Partner

By:	ABRY VII Capital Investors, LLC
Its Member

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Person

ABRY INVESTMENT PARTNERSHIP, L.P.

By:	ABRY Investment GP, LLC
Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Person

CUSIP No. 37951D102

/s/ Peggy Koenig
Peggy Koenig

/s/ Jay Grossman
Jay Grossman